                                                                    EXHIBIT 10.1

                               SERVICES AGREEMENT

     This Services Agreement is entered into as of March 1, 2004 by and between
American Motorcycle Leasing Corp. ("AML"), a Nevada corporation with an address at 240 West 35th Street, Suite 402, New York, New York 10001, and Sparta
Commercial Services, LLC ("SCS"), a Delaware limited liability company with an address at P.O. Box 60, New York, New York 10156.

                                    RECITALS

     AML possess certain expertise in connection with the extension of credit and underwriting techniques for leasing motor vehicles and has employees skilled in the application of such expertise through the use of AML's proprietary intellectual property.

     SCS desires to retain AML as an independent contractor to utilize such expertise for the benefit of SCS's business on the terms and conditions set forth below, and AML desires to provide so act.

     NOW, THEREFORE, the parties hereto, in consideration of the agreements set forth herein and intending to be legally bound hereby agree as follows.

     1. AML's Obligations. AML agrees for the fee set forth in Section 2 below, to provide to SCS AML personnel to assist with SCS's credit and underwriting activities for its business of leasing motor vehicles on an as needed basis as evidenced by SCS's written requests therefore. AML shall devote such of its employees and computer equipment and software as shall be necessary to accommodate SCS's requirements; provided, however, that nothing herein shall obligate AML to undertake any such request for service if such request would impose upon AML the requirement to hire any additional personnel, require its personnel to work overtime or require AML to divert its employees from performing their normal duties on behalf of AML or otherwise interfere with the normal operations of AML's business. If such a conflict occurs, AML shall assign its personnel to complete AML-related matters first. Thereafter, AML shall assign personnel to complete SCS-related services.

     2. SCS's Obligations. (a) SCS shall pay to AML a one time fee of
US$100,000.00 for signing this Services Agreement, of such amount $20,000.00 is to be paid by May 15, 2004 and the balance of $80,000.00 is to be paid no later than March 1, 2005 and (b) SCS shall pay the salaries of those AML employees who's services SCS utilizes to accommodate SCS's requirements. In order to ensure efficient provision of such services, SCS shall provide to AML specific instructions as to the nature of the services to be provided by AML and AML's employees. Such instructions may be given verbally if and only if a representative of SCS is present at AML's facilities at the time such services are requested. Otherwise, all such requests shall be in writing which may include electronic correspondence.

     3. Facilities Access. Representatives of SCS shall have access to AML's facilities during normal business hours, subject to any reasonable restrictions
AML may impose.

     4. Electronic Data Processing. From and after the date of this Agreement,
SCS personnel shall have access to AML's electronic data processing network;
provided that SCS shall have installed and paid for any firewall(s) necessary to separate AML data from SCS data.

     5. Term. The Agreement shall be for an initial period of three (3) years and automatically shall be renewable for additional one (1) year periods;
provided that either party may terminate this Agreement on not less than sixty
(60) days prior written notice to the other before the end of the then current term.

     6. Insurance. Each party shall maintain its current levels of property and casualty insurance during the term of this Agreement.

     7. Indemnification. Each party hereby agrees to save, defend and indemnify the other party and such other party's affiliates against and hold them harmless from any and all claims, liabilities, losses, damages, deficiencies, costs and expenses, of every kind, nature and description, fixed or contingent (including, without limitation, interest, penalties and counsel's fees and expenses), asserted against, resulting to, imposed upon or incurred by such other party or any of its affiliates, officers, directors or agents, directly or indirectly, arising out of any claim that occurred prior to the termination of this
Agreement resulting from any negligence on the part of the party charged with indemnification or the breach by such party of any covenant or agreement made by such party hereunder.

     8. Miscellaneous.

     a. Force Majeure. Neither party shall be held liable or responsible to the other party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing party shall notify the other Party of such force majeure within twenty (20) days after such occurrence by giving written notice to the other party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing party shall use commercially reasonable efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for one-hundred and eighty
(180) days after the date of the occurrence, the parties shall meet to discuss in good faith how to proceed in order to accomplish intentions of this
Agreement.

     b. Assignment. Without the prior written consent of the other party hereto, neither party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either party hereto may assign or

                                       2

transfer this Agreement or any of its rights or obligations hereunder without the consent of the other party (a) to any affiliate of such party; or (b) to any third party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates if in any such event (i) the assigning party (provided that it is not the surviving entity) remains jointly and severally liable with the third party assignee under this Agreement, and (ii) the assignee or surviving entity assumes in writing all of the assigning party's obligations under this Agreement. Any purported assignment or transfer in violation of this Section shall be void ab initio and of no force or effect.

     c. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii)
this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from, and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties herein. To the fullest extent permitted by applicable law, each party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

     d. Governing Law, Jurisdiction, Venue and Service. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the
United States District Court for the Southern District of New York for any
action, suit or proceeding (other than appeals there from) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals there from) related thereto except in such courts. The parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals there from) arising out of or relating to this Agreement in the courts of the State of New York or the United States District Court for the Southern
District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth below shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

     e. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered

                                       3

or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at their respective addresses set forth above or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given
(i) when delivered, if personally delivered or sent by facsimile on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 8e is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this
Agreement.

         If a facsimile to AML: 212-563-3031

         If a facsimile to SCS: 212-523-0585

     f. Entire Agreement; Modifications. This Agreement sets forth and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each party confirms that it is not relying on any representations or warranties of the other party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

     g. Relationship of the Parties. It is expressly agreed that the parties shall be independent contractors of one another and that the relationship between the parties shall not constitute a partnership, joint venture or agency.
Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other to do so. All persons employed by a party shall be employees of such party and not of the other party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such party. SCS shall not be deemed to have any leasehold, license or other interest in the premises occupied by AML during the term of this Agreement and shall not hold itself out as doing business at any such premises.

     h. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. The waiver by either party hereto of any right hereunder or of the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

     j. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       4

     k. No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

     l. Further Assurance. Each party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other party its rights and remedies under this Agreement.

     m. References. Unless otherwise specified, (a) references in this Agreement to any Section shall mean references to such Section of this Agreement, (b)
references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

     n. Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this
Agreement. The term "including" as used herein shall mean including, without limiting the generality of any description preceding such term.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SPARTA COMMERCIAL SERVICES, LLC
By:     /s/ A.L. Havens
   ---------------------------
Name:   A.L. Havens
Title:  C.E.O.

AMERICAN MOTORCYCLE LEASING CORP.

By:     /s/ A.W. Adler
   ---------------------------
Name:   A.W. Adler
Title:  CFO

                                       5